Exhibit 10.3

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR NON-EMPLOYEES

UNDER THE ALBANY MOLECULAR RESEARCH, INC.

1998 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:

Number of Option Shares:

Option Exercise Price per Share:

[FMV (Average of high and low sale prices on Grant Date) or 110% of FMV if a 10% Owner]

Grant Date:

Expiration Date:

Pursuant to the Albany Molecular Research, Inc. 1998 Stock Option and Incentive Plan, as amended through the date hereof (the “Plan”), Albany Molecular Research, Inc. (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or any part of the number of shares of Common Stock, par value $.01 per share (the “Stock”), of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan.

1.                                       Vesting Schedule.  No portion of this Stock Option may be exercised until such portion shall have vested.  Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the vesting schedule hereunder and the acceleration of vesting in accordance with Sections 3(c) and 17 of the Plan, (a) thirty-three percent (33%) of this Stock Option shall vest and become exercisable on each of the first, second and third anniversaries of the Grant Date.  Once vested, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2.                                       Manner of Exercise.

(a)                                  The Optionee may exercise this Stock Option only in the following manner:  from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Company of his or her election to purchase some or all of the vested Option Shares purchasable at the time of such notice.  This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods:  (i) in cash, by certified or bank check or other instrument acceptable to the

Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock, valued at Fair Market Value on the exercise date, that have been purchased by the Optionee on the open market or that have been beneficially owned by the Optionee for at least six months, and are not then subject to restrictions under any Company plan, if permitted by the Administrator in its discretion; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price, provided that in the event the Optionee chooses to pay the purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) by the Optionee delivering to the Company a promissory note if the Board of Directors has expressly authorized the loan of funds to the Optionee for the purpose of enabling or assisting the Optionee to effect the exercise of his or her Stock Option, provided that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note; or (v) with the consent of the Administrator, a combination of (i), (ii), (iii) and (iv) above.  Payment instruments will be received subject to collection.

The delivery of certificates representing the Option Shares will be contingent upon the Company’s receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of this Stock Option under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.  In the event an Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method described in clause (ii) of the preceding paragraph, the number of shares of Stock transferred to the Optionee upon exercise of this Stock Option shall be net of the number of shares attested to.

(b)                                 Certificates for the shares of Stock purchased upon exercise of this Stock Option shall be issued and delivered to the Optionee upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan.  The determination of the Administrator as to such compliance shall be final and binding on the Optionee.  The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company.  Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c)                                  The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

(d)                                 Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

3.                                       Exercise of Stock Option upon Death.  Upon the death of the Optionee, any Option held by the Optionee may thereafter be exercised by the Optionee’s legal representative or legatee on or prior to the Expiration Date, subject to the provisions hereof and of the Plan.

4.                                       Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan.  In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5.                                       Transferability.  This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.  This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, or by the Optionee’s legal representative or guardian in the event of the Optionee’s incapacity.

6.                                       Tax Withholding.  The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes of any kind required by law to be withheld on account of such taxable event.  Subject to the approval of the Administrator, the Optionee may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, (ii) transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (iii) in a combination of (i) and (ii).

7.                                       Miscellaneous.

(a)                                  Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b)                                 This Stock Option does not confer upon the Optionee any rights with respect to continuance of employment by the Company or any Subsidiary.

(c)                                  Pursuant to Section 15 of the Plan, the Administrator may at any time amend or cancel any outstanding portion of this Stock Option, but no such action may be taken which adversely affects the Optionee’s rights under this Agreement without the Optionee’s consent.

(d)                                 This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which shall together constitute one instrument.

ALBANY MOLECULAR RESEARCH, INC.

By:

Name:	Mark T. Frost

Title:	Chief Financial Officer